Exhibit 24.1
POWER OF ATTORNEY
I appoint Donal L. Mulligan and Roderick A. Palmore, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
*	Sign the registration statement on Form S-3 for the registration of the offer and sale of debt securities by General Mills, Inc. and any amendments (including post-effective amendments) to that registration statement;

*	File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson Bradbury H. Anderson	/s/ Steve Odland Steve Odland
Dated: September 22, 2008	Dated: September 22, 2008

/s/ Paul Danos Paul Danos	/s/ Kendall J. Powell Kendall J. Powell
Dated: September 22, 2008	Dated: September 22, 2008

/s/ William T. Esrey William T. Esrey	/s/ Lois E. Quam Lois E. Quam
Dated: September 22, 2008	Dated: September 22, 2008

/s/ Raymond V. Gilmartin Raymond V. Gilmartin	/s/ Michael D. Rose Michael D. Rose
Dated: September 22, 2008	Dated: September 22, 2008

/s/ Judith Richards Hope Judith Richards Hope	/s/ Robert L. Ryan Robert L. Ryan
Dated: September 22, 2008	Dated: September 22, 2008

/s/ Heidi G. Miller Heidi G. Miller	/s/ Dorothy A. Terrell Dorothy A. Terrell
Dated: September 22, 2008	Dated: September 22, 2008

/s/ Hilda Ochoa-Brillembourg Hilda Ochoa-Brillembourg
Dated: September 22, 2008